   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 22, 2005

                                                    REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                             ---------------------
                             REGISTRATION STATEMENT

                                  ON FORM S-3
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------
                           WEST POINTE BANCORP, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                          ILLINOIS                                                    36-4149655
      (State or Other Jurisdiction of Incorporation or                    (IRS Employer Identification No.)
                       Organization)

                             5701 WEST MAIN STREET
                           BELLEVILLE, ILLINOIS 62226
                                 (618) 234-5700
  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)
                             ---------------------
                               TERRY W. SCHAEFER
                PRESIDENT, CHIEF EXECUTIVE OFFICER AND DIRECTOR
                           WEST POINTE BANCORP, INC.
                             5701 WEST MAIN STREET
                           BELLEVILLE, ILLINOIS 62226
                                 (618) 234-5700
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent For Service)

                                   COPIES TO:

                                 JOHN M. WELGE
                                 BRYAN CAVE LLP
                            ONE METROPOLITAN SQUARE
                          211 N. BROADWAY, SUITE 3600
                         ST. LOUIS, MISSOURI 63102-2750
                                 (314) 259-2000
                             ---------------------
    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: From time to time after the effective date of this registration statement.
                             ---------------------
    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [X]

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [ ]

    If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------------------
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                                                                     PROPOSED MAXIMUM
           TITLE OF EACH CLASS OF                  AMOUNT TO         AGGREGATE PRICE      PROPOSED MAXIMUM        AMOUNT OF
         SECURITIES TO BE REGISTERED             BE REGISTERED         PER UNIT(1)       AGGREGATE OFFERING    REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------------------
Common Stock, $1.00 par value................    25,000 shares            $48.00             $1,200,000            $128.40
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 457(c), the proposed maximum offering price per share is based on the average of the bid and asked price of sales of West Pointe common stock as of December 21, 2005.

                                EXPLANATORY NOTE

    Pursuant to the Registration Statement on Form S-3 (Commission File No. 333-68800) filed with the SEC on August 31, 2001, 50,000 shares of common stock, par value $1.00 per share, of West Pointe Bancorp, Inc. were registered under the West Pointe Bancorp, Inc. Dividend Reinvestment Plan (the "Plan"). This Registration Statement relates to (i) an amendment and restatement of the original Plan and (ii) the registration of 25,000 additional shares under the Plan, as amended and restated.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                        (WEST POINTE BANCORP, INC. LOGO)

                AMENDED AND RESTATED DIVIDEND REINVESTMENT PLAN
                         75,000 SHARES OF COMMON STOCK

     Our Amended and Restated Dividend Reinvestment Plan, which we refer to as the "Plan," of West Pointe Bancorp, Inc., which we refer to as the "Company," provides holders of our common stock, par value $1.00 per share, with a simple, convenient method of purchasing additional shares of common stock without fees of any kind by reinvesting dividends in the purchase of additional shares of the Company. Any holder of record of shares of our common stock is eligible to join and remain in the Plan. This prospectus also covers an indeterminate number of shares of common stock that may be issued as a result of stock splits, stock dividends or similar transactions. We previously established the Plan, and we have now amended and restated the Plan. This prospectus describes the Plan as it has been amended and restated.

     Common stock will be purchased for the Plan directly from us at the current market price of our common stock as estimated by our board of directors. As a result, the price to the public and our net proceeds cannot be specified. As of December 14, 2005, our board of directors estimated the price of our common stock to be $48.00 per share. Our common stock is not traded on an exchange or listed on a market and we have no present intention to apply for such trading or listing. We can give no assurance that a market for the shares will develop. We have not made any arrangements with underwriters or broker dealers regarding our common stock. No shares will be purchased for the Plan on the open market. The Plan is administered by Illinois Stock Transfer Company as the agent.

                             ---------------------

     SEE "RISK FACTORS" BEGINNING ON PAGE 3 FOR INFORMATION THAT PROSPECTIVE PARTICIPANTS IN THE PLAN SHOULD CONSIDER BEFORE JOINING.

                             ---------------------

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, THE FEDERAL DEPOSIT INSURANCE CORPORATION, NOR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION, THE FEDERAL DEPOSIT INSURANCE CORPORATION, NOR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     The shares of common stock offered in this prospectus are not savings accounts, deposits, or other obligations of a bank or savings association and are not insured by the FDIC or any other governmental agency. Neither West Pointe Bancorp, Inc. nor its wholly owned subsidiary, West Pointe Bank And Trust Company, has guaranteed the shares being offered. There can be no assurance that the value of the common stock being offered will not decrease at any time.

               The date of this prospectus is December 22, 2005.

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY OR ANY OF ITS SUBSIDIARIES OR AFFILIATES SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES OFFERED BY THIS PROSPECTUS OR AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN ANY SUCH JURISDICTION.

                               TABLE OF CONTENTS

  PROSPECTUS

WEST POINTE BANCORP, INC....................................    1
SUMMARY OF DIVIDEND REINVESTMENT PLAN FOR SHAREHOLDERS OF
  COMMON STOCK..............................................    1
FORWARD LOOKING STATEMENTS..................................    2
RISK FACTORS................................................    3
WEST POINTE BANCORP, INC. AMENDED AND RESTATED DIVIDEND
  REINVESTMENT PLAN.........................................    5
USE OF PROCEEDS.............................................   11
WHERE YOU CAN FIND MORE INFORMATION.........................   11
DOCUMENTS INCORPORATED BY REFERENCE.........................   12
PLAN OF DISTRIBUTION........................................   12
LEGAL MATTERS...............................................   13
EXPERTS.....................................................   13
INDEMNIFICATION OF DIRECTORS AND OFFICERS...................   13

                           WEST POINTE BANCORP, INC.

     West Pointe Bancorp, Inc., referred to in this Registration Statement as "West Pointe," the "Company," "we," or "us," was incorporated in 1997 under the Illinois Business Corporation Act of 1983, as amended. We are registered as a bank holding company under the Illinois Bank Holding Company Act of 1957, as amended, and the federal Bank Holding Company Act of 1956, as amended. We function as the holder of the capital stock of West Pointe Bank And Trust Company (the "Bank"), our wholly-owned subsidiary. Subject to constraints under the 1956 Act, the Company may acquire or develop other financially oriented businesses in the future, although it has no present commitments for any such acquisition or development. Under Illinois and federal law, the Company may acquire additional banks or engage in other permitted activities which are closely related to banking; the Company has no present commitments for any such bank acquisitions or for engaging in other banking related activities. Any such acquisitions of banks or organizations engaged in permitted activities could be made for stock, cash or debt obligations of the Company. The address of our principal executive offices is 5701 West Main Street, Belleville, Illinois 62226. Our telephone number is (618) 234-5700.

                     SUMMARY OF DIVIDEND REINVESTMENT PLAN
                        FOR SHAREHOLDERS OF COMMON STOCK

PLAN SUMMARY

     This Plan offers you a convenient method of investing your cash dividends paid for the purchase of additional shares of common stock of the Company without incurring brokerage commissions or administrative costs.

THE PLAN

     Your cash dividends are automatically invested in additional shares of the Company common stock. These shares earn additional dividends which further increase your investment in the Company common stock.

COST TO YOU

     Your cost for the purchase of additional shares of common stock is limited to the price of the shares of common stock purchased for you. Because our shares are not traded on any exchange or listed in any market, our board of directors will estimate the market value of our common stock. There are no brokerage commissions or service charges connected with such stock purchases. These costs are paid by the Company.

ELIGIBILITY TO PARTICIPATE

     Participation in the Plan is open to all owners of shares of the Company common stock. If such Company common stock is held in your name, you simply complete an enrollment form to participate. If such shares are in the name of a brokerage account or nominee, you will need to arrange for the record owner to participate on your behalf.

TERMINATION AT ANY TIME

     Participation in the Plan is entirely voluntary and you may terminate with respect to all or a portion of your shares at any time as outlined in the Plan. Your investments under the Plan may be distributed to you in the form of stock certificates.

INCOME TAX INFORMATION

     Even though your cash dividends will be reinvested in common stock, they are subject to income taxes as if they were paid to you in cash. The information return sent to you and the Internal Revenue Service on Form 1099-DIV at year-end will show each of the amounts paid on your behalf.

VOTING OF SHARES

     You will be given the opportunity to direct the Plan Administrator regarding the voting of any shares, credited to your Plan account on the applicable record date.

IT'S EASY TO ENROLL

     Holders of the Company common stock may enroll in the Plan by signing and mailing the enclosed authorization form directly to:

     Illinois Stock Transfer Company
     209 West Jackson Boulevard, Suite 903
     Chicago, Illinois 60606-6905
     Attention: Dividend Reinvestment Plan Administrator
     Phone: (312) 427-2953, (800) 757-5755 (toll free)
     www.illinoisstocktransfer.com

     All communications concerning the Plan should be sent to the above address.

MORE INFORMATION

     Please refer to the attached copy of the Plan for more information related to enrollment, participation and other matters regarding the Plan. Questions related to your Plan account or enrollment may be directed to the Plan Administrator at the address noted above.

     The common stock purchased in accordance with the Plan does not constitute savings accounts or deposits issued by a savings institution or bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

                           FORWARD LOOKING STATEMENTS

     This prospectus contains certain forward-looking statements with respect to the financial condition, results of operations and business of West Pointe. These forward-looking statements are based on assumptions and describe future plans, strategies, projections and expectations of West Pointe and are generally identified by the use of the terms "believe", "expect", "intend", "anticipate", "estimate", "project", or similar words. West Pointe's ability to predict results or the actual effect of future plans or strategies is uncertain. These forward-looking statements are subject to risks, uncertainties and assumptions which include, but are not limited to, changes in interest rates, general economic conditions, legislative/regulatory changes, monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Board of Governors of the Federal Reserve System, the quality or composition of the loan or investment portfolios, demand for loan products, deposit flows, competition, the consequences of continued bank acquisitions and mergers in our market area, demand for financial services in West Pointe's market areas and changes in accounting principles and guidelines. Additionally, the policies of the State of Illinois Department of Financial and Professional Regulation, the Federal Deposit Insurance Corporation, the Financial Accounting Standards Board, the Public Company Accounting Oversight Board and the Securities and Exchange Commission could cause actual results to differ from those currently anticipated. All of these uncertainties, as well as others, are present in a banking operation and stockholders are cautioned that management's view of the future on which it prices its products, evaluates collateral, sets loan reserves and estimates costs of operation and regulation may prove to be other than as anticipated. West Pointe assumes no obligation to update any forward-looking statements that are made from time to time, whether as a result of new information, future events or otherwise. In light of the risks, uncertainties and assumptions, the events discussed in this prospectus might not occur.

                                  RISK FACTORS

     The purpose of the Plan is to provide a convenient and useful service for current West Pointe shareholders. Nothing in this prospectus represents a recommendation by West Pointe or anyone else that a person buy or sell West Pointe common stock. We urge you to read this prospectus thoroughly before you make your investment decision regarding participation in the Plan.

     An investment in the common stock of West Pointe involves a significant degree of risk. Investors should consider the following risk factors before deciding to invest in our common stock. You should carefully read and consider these risk factors, together with all the other information contained in this prospectus before you invest.

ABSENCE OF A PUBLIC MARKET FOR OUR COMMON STOCK.

     There is no established public market for the common stock, and an active trading market may not develop. Holders of the common stock may have difficulty reselling their shares.

OUR BOARD OF DIRECTORS WILL ESTIMATE THE CURRENT MARKET PRICE OF OUR STOCK.

     Because there is no active public trading market for our common stock, our board of directors will estimate the current market price of our common stock. In estimating the current market price of our common stock, our board will consider the price used in recent trades of our common stock, third party appraisals, our financial performance and condition and the overall performance and condition of the financial markets. The current market price estimated by our board of directors may be different than the market price which would be developed by an active, liquid trading market for our common stock. Before any Dividend Investment Date, our board will estimate the current market price of our common stock which will be applicable to that Dividend Investment Date. On December 14, 2005, our board estimated that the current market price of our common stock was $48.00 per share. That estimate may or may not apply to any dividend reinvestment relating to any dividend payable for the first quarter of 2006.

     Because the current market price will be estimated by our board of directors and because there is no active public trading market for our common stock, our board's estimate of the market price and the price you pay may be different than the price you would realize upon a sale, if any, of our common stock to a third party. We can give no assurance that you will be able to sell the common stock you purchase or that, even if you can sell the stock, you will receive a price similar to that which you paid for it under the Plan. Moreover, the value of our common stock may fluctuate between the time of the board's estimate and the Dividend Investment Date.

     Participants in the Plan will be subject to the board's estimate of our current market price unless they terminate their participation in the Plan within the time provided for in the Plan. A participant may not terminate participation for a Dividend Investment Date after the date that is five days before the record date relating to that same dividend.

UNPREDICTABLE ECONOMIC CONDITIONS MAY HAVE AN ADVERSE EFFECT ON THE QUALITY OF OUR LOAN PORTFOLIO AND OUR FINANCIAL PERFORMANCE.

     Economic recession over a prolonged period or other economic problems in our market areas could have a material adverse impact on the quality of our loan portfolio and the demand for our products and services generally. Our success depends significantly on economic conditions. The banking industry in our geographic area is affected by general conditions such as inflation, recession, unemployment and other factors beyond our control.

WE COULD SUFFER LOAN LOSSES FROM A DECLINE IN CREDIT QUALITY.

     We could sustain losses if borrowers, guarantors and related parties fail to perform in accordance with the terms of their loans.

CHANGES IN INTEREST RATES MAY DECREASE OUR NET INTEREST INCOME.

     If we cannot manage interest rate fluctuations, our net interest income could decrease materially. Our operations depend substantially on our net interest income, which is the difference between the interest income earned on our interest-earning assets and the interest expense paid on our interest-bearing liabilities. Like most depository institutions, our earnings and net interest income are affected by changes in market interest rates and other economic factors that are beyond our control. While we take measures to guard against interest rate risk, these measures may not be effective in minimizing our exposure to interest rate risk.

COMPETITION WITH OTHER FINANCIAL INSTITUTIONS COULD ADVERSELY AFFECT OUR PROFITABILITY.

     We face substantial competition for loans and deposits. Competition for loans comes principally from other banks, savings institutions, mortgage banking companies and other lenders. Some of our competitors enjoy advantages over us, including greater financial resources, a wider geographic presence or more accessible branch office locations, the ability to offer a wider array of services, or more favorable pricing alternatives and lower origination and operating costs. This competition could decrease the number and size of loans which we make and the interest rate which we receive on these loans.

     We compete for deposits with other depository institutions such as banks, savings institutions, and credit unions, as well as institutions offering uninsured investment alternatives, such as money market funds and mutual funds. These competitors may offer higher interest rates than we do, which could decrease the deposits that we attract or require us to increase our rates to attract new deposits. Increased deposit competition could increase our cost of funds and adversely affect our ability to generate the funds necessary for our lending operations.

A LOSS OF OUR SENIOR EXECUTIVES COULD ADVERSELY AFFECT US.

     We depend heavily on a few key executive officers. Many of our customers bank with us because they have developed confidence in our senior executives over many years. If we lost these individuals, a substantial loss of business could occur.

GOVERNMENT REGULATION SIGNIFICANTLY AFFECTS OUR BUSINESS.

     The banking industry is extensively regulated. Banking regulations are intended primarily to protect depositors and the federal deposit insurance funds, not shareholders. West Pointe and the Bank are subject to regulations and supervision by both state and federal banking regulatory agencies. Regulatory requirements affect our lending practices, capital level, investment practices, dividend policy and growth. Our failure to meet minimum capital requirements could result in actions by our regulators that could adversely affect our ability to pay dividends or otherwise adversely affect our operations.

                           WEST POINTE BANCORP, INC.
                AMENDED AND RESTATED DIVIDEND REINVESTMENT PLAN

     The board of directors of West Pointe Bancorp, Inc. has adopted the West Pointe Bancorp, Inc. Amended and Restated Dividend Reinvestment Plan in accordance with which shares of the Company's common stock, $1.00 par value, are available for purchase by the shareholders of the Company by means of reinvestment of cash dividends paid on the common stock. Common stock purchased under the Plan will be original issue shares purchased directly from us. No shares will be purchased for the Plan in the open market. The Plan will remain in effect until amended, altered or terminated by the Company. Shareholders who do not participate in the Plan will continue to receive cash dividends, as declared, in the usual manner. Shareholders who participate in the Plan are referred to as "Participants". The Plan is set forth below as a series of questions and answers.

PURPOSE

1.  What is the purpose of the Plan?

     The purpose of the Plan is to provide holders of record of our common stock with a simple, convenient and economical method of investing cash dividends in additional common stock without payment of any brokerage commission or service charges. We will utilize the net proceeds of the sale of common stock under the Plan for general corporate purposes. See "Use of Proceeds."

ADVANTAGES

2.  What are the advantages of the Plan?

     - Participants in the Plan may have cash dividends on their common stock automatically reinvested.

     - No commission or service charge is paid by Participants in connection with purchases under the Plan.

     - Full investment of funds is possible under the Plan because the Plan permits fractions of shares, as well as full shares, to be credited to Participants' accounts.

     - Dividends on the shares in the Participants' accounts are automatically reinvested in additional shares of common stock.

     - The Plan assures safekeeping of shares credited to a Participant's account since certificates for such shares are not issued unless requested by the Participant.

     - Regular quarterly statements of account provide simplified recordkeeping. Participation in the Plan is entirely voluntary.

DISADVANTAGES

3.  What are the disadvantages of participating in the Plan?

     Once a Participant enrolls in the Plan, purchases occur automatically at the current market price of our common stock as estimated by our board of directors in advance of the purchase. This price may be higher than the price at which a Participant could otherwise acquire or sell shares from or to a third party. A Participant may not terminate participation in the Plan for a particular quarter's dividend reinvestment unless written notice of termination is received by us on or before the date which is five days before the dividend record date relating to that dividend. The price of our common stock may fluctuate between the time an investment decision to participate in the Plan is made and the time at which common stock is purchased. No interest will be paid on dividends received by Illinois Stock Transfer Company pending reinvestment under the Plan.

ADMINISTRATION

4.  Who administers the Plan for Participants?

     Illinois Stock Transfer Company, our stock transfer agent, which we refer to as "Plan Administrator," administers the Plan for Participants by maintaining records, sending quarterly statements of account to Participants and performing other duties relating to the Plan. Shares of our common stock purchased under the Plan are registered in the name of the Plan Administrator's nominee and are credited to the accounts of the Participants. The Plan Administrator acts in the capacity as agent for the Participants. We may replace the Plan Administrator at any time within our sole discretion.

     For information about the Plan, contact Illinois Stock Transfer Company at
(312) 427-2953 or (800) 757-5755 (toll free) or write to:

     Illinois Stock Transfer Company
     209 West Jackson Boulevard, Suite 903
     Chicago, Illinois 60606-6905
     Attention: Dividend Reinvestment Plan Administrator www.illinoisstocktransfer.com

     All written notices and requests concerning the Plan should be mailed to the above address. Please include a telephone number in your letter where you can be reached during business hours.

PARTICIPATION

5.  How does an eligible shareholder participate?

     A holder of record of shares of common stock may join the Plan and make subsequent cash purchases by completing and signing an Authorization Form and returning it to the Plan Administrator. An Authorization Form may be obtained at any time by contacting the Plan Administrator (See Question 4). All holders of record of shares of common stock are eligible to participate in the Plan. We reserve the right to limit participation in the Plan and to terminate and modify the Plan.

     Shareholders whose shares are registered in their own name may become Participants under the Plan by signing an authorization card and returning it to Illinois Stock Transfer Company.

     Beneficial owners of shares of common stock whose shares are registered in the name of a broker, bank or other nominee who desire to participate in the Plan through such nominee record holder should instruct the broker, bank, or other nominee to arrange with its depository or registered nominee for reinvestment of dividends under the Plan. If a beneficial owner chooses to participate through a nominee record holder, Illinois Stock Transfer Company and the Company shall treat the nominee record holder as the Participant, and the beneficial owner shall have no direct rights as a Participant under the Plan. Beneficial owners who participate through a nominee record holder must verify for themselves the extent to which their broker, bank or other nominee will provide all of the services and features of the Plan directly to them. Such beneficial owners must rely upon their broker, bank or nominee for administering the beneficial owner's dividends and must correspond exclusively with the broker, bank, or nominee on all matters regarding the Plan, including account statements, share withdrawal and termination of participation in the Plan. Illinois Stock Transfer Company will have no record of the participation in the Plan by beneficial owners with respect to shares of common stock registered in a name other than their own.

6.  What does the Authorization Form provide?

     The Authorization Form directs the Company to apply all or a portion of the participating shareholder's cash dividends on the shares registered in the Participant's account to a cash purchase of common stock. (See Question 8.)

7.  When will participation in the dividend reinvestment feature begin?

     To authorize the investment of dividends, the Authorization Form may be received by the Plan Administrator at any time. Dividends ordinarily are paid on the last day of each calendar quarter. However, if an Authorization Form is received by the Administrator after the date which is five business days before the record date for the next dividend payment, then that dividend will be paid in cash and the investment of dividends in additional shares of common stock will commence upon the payment of the next dividend.

8. May a shareholder have dividends reinvested under the Plan with respect to less than all of the shares of common stock registered in that Participant's name?

     Yes. A Participant may elect to reinvest dividends with respect to all or a part of the shares of common stock held by the Participant. Cash dividends on shares not included in the Plan will be paid, in cash, directly to the Participant by the Company.

9. When will dividends be invested and when will shares of common stock be purchased?

     The Dividend Investment Date is the date on which dividends will be invested in our Common Stock. The Dividend Investment Date will occur within five business days of the date that we make a dividend payment.

COSTS

10. Are there any expenses to Participants in connection with purchases under the Plan?

     No. All brokerage fees and costs of administration of the Plan are paid by the Company. The Company does, however, reserve the right to charge its expenses associated with the reinvestment of cash dividends and stock purchases at any time within its sole discretion. If a Participant's shares are registered in the name of a broker or other nominee, such broker or nominee may charge commissions or fees.

PURCHASES

11.  How are shares of common stock purchased under the Plan?

     The Plan Administrator shall purchase shares of common stock needed for the Plan directly from the Company. Shares of common stock purchased under the Plan will come from our legally authorized but unissued shares.

12.  What will be the price of shares of common stock purchased under the Plan?

     The price of common stock purchased from the Company on any Dividend Investment Date will be the current market price of our common stock as estimated by our board of directors. In estimating the current market price of our common stock, our board will consider the price used in recent trades of our common stock, third party appraisals, our financial performance and condition and the overall performance and condition of the financial markets. The current market price estimated by our board of directors may be different than the market price which would be developed by an active, liquid trading market for our common stock. Before any Dividend Investment Date, our board will estimate the current market price of our common stock which will be applicable to that Dividend Investment Date. On December 14, 2005, our board estimated that the current market price of our common stock was $48.00 per share. That estimate may or may not apply to any dividend reinvestment relating to any dividend payable for the first quarter of 2006.

     The number of shares of common stock to be purchased for each account will be determined by the amount of dividends being reinvested and the price of the common stock to the Participants. The Plan Administrator has no responsibility with respect to the value of the common stock acquired under the Plan for Participants.

13.  How many shares of common stock will be purchased for Participants?

     Each Participant's account will be credited with a number of shares, including fractions computed to four decimal places, equal to the total amount to be invested divided by the purchase price. Dividends paid on shares held in the Plan will be automatically reinvested in additional shares of common stock unless and until you elect in writing to terminate participation in the Plan.

14.  When will common stock be purchased under the Plan?

     The purchase will be made on the Dividend Investment Date, which will be within five business days of the date on which we make a dividend payment. No interest earnings will be paid by the Plan Administrator on dividend payments pending their investment in common stock.

     Common stock will be allocated and credited to Participants' accounts as of the Dividend Investment Date.

     If, for any reason beyond the control of the Plan Administrator, the investment of a dividend payment cannot be completed within 30 days of the applicable Dividend Investment Date, your funds will be held, interest free, and will be invested on the next Dividend Investment Date applicable to the next dividend payment, unless you indicate to us IN WRITING that you wish to have your dividend paid directly to you in cash and we receive such notice on or before the date that is five days before the record date applicable to the next dividend payment. In the event common stock is unavailable for purchase, the Plan will be suspended until such date common stock is available for dividend reinvestment.

     All purchases and actions under the Plan will be made in accordance with applicable federal and state laws and regulations, including securities laws.

REPORTS TO PARTICIPANTS

15.  How will Participants be advised of their purchases of stock?

     Each Participant in the Plan will receive a statement of account following a transaction showing amounts invested, purchase prices and shares purchased. These statements are a Participant's continuing record of purchases and should be retained for income tax purposes. In addition, each Participant will receive copies of the same communications sent to every other holder of common stock, including the Company's Annual Report to Shareholders and the Notice of Annual Meeting and Proxy Statement.

DIVIDENDS

16. Will a Participant's account be credited with dividends on fractions of shares?

     Yes. A Participant's account will be credited with dividends, including fractions of shares computed to four decimal places, equal to the total amount to be invested, divided by the purchase price per share to Participants. Dividends paid on shares held in the Plan will be automatically reinvested in additional shares of common stock unless and until the Participant elects otherwise.

CERTIFICATES OF SHARES

17.  Will certificates be issued for common stock purchased?

     The Plan Administrator will hold all stock certificates representing common stock purchased under the Plan in the name of its nominee. Certificates for whole shares of common stock purchased and credited to a Participant's account will not be issued to the Participant unless requested. This protects against loss, theft or destruction of stock certificates. When certificates are issued to the Participant, future dividends on such shares will be reinvested in shares of common stock. The number of shares credited to an account under the Plan will be shown on the Participant's statement of account.

     Certificates for any number of whole shares credited to an account under the Plan will be issued upon the written request of a Participant who wishes to remain in the Plan. This request should be mailed to the Plan

Administrator (See Question 4). Any remaining whole shares and fraction of a share will continue to be credited to the Participant's account. Shares credited to the account of a Participant under the Plan may not be pledged, sold or otherwise transferred. A Participant who wishes to pledge or transfer such shares must request that certificates for such shares be issued in the Participant's name.

     Certificates for fractions of shares will not be issued under any circumstances.

18.  In whose name will certificates be registered when issued?

     Common stock issued under the Plan will be registered in the name of the Plan Administrator's nominee as agent for Participants in the Plan. Accounts under the Plan are maintained in the names of the Participants as provided in the Authorization Forms at the time they entered the Plan. Certificates for whole shares issued to Participants will continue to be subject to the Plan unless requested by the Participant.

TERMINATION

19.  How is participation in the Plan terminated?

     A Participant may at any time terminate his or her participation in the Plan with respect to dividends on all or a portion of his or her common stock. In order to terminate participation in the Plan, a Participant must send a written request to the Plan Administrator (See Question 4). When participation in the Plan is terminated, certificates for whole shares credited to the Participant's account under the Plan will be issued and a cash payment will be made for any cash received from that Participant but not yet applied and for any fraction of a share based on the current price of the Company common stock when the written request is processed.

20.  When may participation in the Plan be terminated?

     Participation in the Plan may be terminated at any time. If the request to terminate is received less than five business days prior to a dividend record date, the request will not be processed until after the dividends have been invested and the shares credited to the Participant's account.

OTHER INFORMATION

21. What happens when a Participant sells or transfers all of the shares which are registered in the Participant's name held outside of the Plan?

     A Participant who disposes of all common stock registered in the Participant's name held outside of the Plan will terminate such Participant's participation in the Plan. If a Participant is no longer eligible to remain in the Plan, the Plan Administrator will terminate the Participant's participation in the Plan and distribute whole shares to the Participant. A cash payment will be made for any fraction of a share held by the Plan Administrator based upon the current price of the common stock. The Plan Administrator will continue to reinvest the dividends on the shares credited to the Participant's account under the Plan until otherwise notified (See Question 17).

22. What happens if the Company issues a stock dividend or declares a stock split?

     Any common stock issued as a result of a stock dividend or stock split by the Company on shares credited to the account of a Participant under the Plan will be added to the Participant's account. Stock dividends or split shares issued with respect to shares registered in the name of the Participant will be mailed directly to the Participant in the same manner as to shareholders who are not participating in the Plan and subsequent dividends on such shares shall be reinvested pursuant to the Plan unless the Participant instructs the Plan Administrator otherwise.

23.  How will a Participant's shares be voted at meetings of shareholders?

     Any shares held in the Plan for a Participant will be voted as the Participant directs on the proxy card. A Participant will receive a single proxy covering all shares registered in the Participant's name as well as all shares credited to the Participant's account under the Plan, including fractional shares. If a proxy is returned properly executed but without indicated instructions as to the manner in which shares are to be voted, all of the Participant's shares will be voted in accordance with the recommendations of the management of the Company, unless the proxy or the law requires otherwise. If a proxy is not returned, or if it is returned unexecuted or improperly executed, the only way to vote the shares is in person at the shareholder meeting or to submit a properly executed proxy prior to the vote being taken at the shareholder meeting. If the Participant does not have directly owned shares registered in his or her name, the Participant should receive a proxy covering shares held in the Plan through his or her broker, bank or other nominee.

24. What are the Federal income tax consequences of participation in the Plan? (See also Question 25)

     The following are Federal income tax consequences, under present law, for Plan Participants:

          (1) In the case of common stock acquired from the Company with reinvested dividends, Participants in the Plan will be treated as having received a dividend in an amount equal to the fair market value of the common stock acquired on the dividend payment date.

          (2) The tax basis of common stock purchased from the Company with reinvested dividends will equal the amount treated as a dividend.

          (3) A Participant's holding period for common stock purchased under the Plan will begin on the day following the applicable investment date.

          (4) A Participant will not realize any taxable income when the Participant receives certificates for whole shares credited to the Participant's account, either upon the Participant's request for certain of those shares or upon termination of the Plan.

          (5) A Participant will recognize gain or loss when shares are sold or exchanged, whether pursuant to the Participant's request upon termination of participation in the Plan (See Questions 17 and 19) or when shares are sold or exchanged by the Participant after receipt of a share from the Plan. A Participant will also recognize gain or loss when the Participant receives a cash payment for a fraction of a share credited to the Participant's account upon termination of participation in or termination of the Plan. The amount of such gain or loss will be the difference between the amount which the Participant receives for the shares or fraction of a share, as the case may be, and the tax basis therefor.

          (6) Dividends reinvested under the Plan by corporate shareholders may be eligible for the dividends-received deduction, as calculated under the applicable provisions of the Internal Revenue Code. Corporate shareholders who participate in the Plan should consult their own tax advisors to determine their eligibility for the dividends-received deduction.

     The foregoing discussion is not intended to cover all tax aspects of participation in the Plan. The tax consequences outlined above are subject to change by legislation, administrative action and judicial decisions. Furthermore, the foregoing discussion does not deal with questions of state and local taxation. Therefore, each Participant should consult with an attorney or tax advisor as to the tax effects of participation in the Plan.

25.  When may a Participant be subject to backup withholding?

     If a Participant has failed to furnish a valid taxpayer identification number to the Company, or otherwise comply with the applicable requirements of the backup withholding rules, the Company must withhold 28% (subject to periodic reductions through 2006) from the amount of common share dividends and the proceeds of the sale of fractional shares, if any, unless the Participant is exempt from the withholding requirements described in Section 3406 of the Internal Revenue Code. In addition, if a nonexempt new Participant fails to certify that such Participant is not subject to backup withholding on interest and dividend payments, because of notified payee underreporting, then 28% (subject to periodic reductions through 2006) must be withheld from the amount of common share dividends. The withheld amounts will be deducted from the amount of dividends and the remaining amount will be reinvested.

     Any amounts withheld under the backup withholding rules from a payment to a U.S. holder may be claimed as a credit against such U.S. holder's federal income tax liability provided that the required information is furnished to the Internal Revenue Service.

26.  What is the responsibility of the Company under the Plan?

     The Company and the Plan Administrator (and any agent of the Company and/or the Plan Administrator), in administering the Plan, will not be liable for any act done in good faith or for any good faith omission to act, including, without limitation, an inability to purchase shares or with respect to the timing or price of any purchase, or any claim of liability arising out of failure to terminate a Participant's account upon such Participant's death prior to receipt of notice in writing of such death. Participants should recognize that we cannot assure them of a profit or protect them against a loss on the shares purchased by them under the Plan. Although the Plan contemplates the continuation of dividend payments, the payment of future dividends will depend upon future earnings, the financial condition of the Company and other factors.

27.  May the Plan be changed or discontinued?

     We reserve the right to suspend, modify or terminate the Plan at any time. We will send a notice to each Participant of any such suspension, modification or termination at his or her last address of record. Upon termination of the Plan by the Company, certificates for whole shares credited to a Participant's account under the Plan will be issued and a cash payment will be made for any fraction of a share based on the current price of Company common stock on the termination date.

28.  Who bears the risk of value fluctuations in the common stock?

     A Participant's investment in shares held in his or her Plan account is no different than his or her investment in directly held shares in this regard. Each Participant bears all risk of loss that may result from fluctuations in the price or value of common stock.

     Neither West Pointe Bancorp, Inc. nor the Plan Administrator can guarantee that common stock purchased under the Plan will, at any particular time, be worth more or less than its purchase price.

29.  Who interprets and regulates the Plan?

     We are authorized to issue such interpretations, adopt such regulations and take such other action as may be reasonably designed to effectuate the Plan. If we or Illinois Stock Transfer Company take any action to effectuate the Plan in the good faith exercise of judgment it will be binding on Participants.

                             ---------------------

                                USE OF PROCEEDS

     We have no basis for estimating either the number of shares that will ultimately be purchased under the Plan or the prices at which such shares will be sold. Thus, we cannot estimate the net proceeds from this offering. We intend to apply such proceeds as are received for general corporate purposes.

                      WHERE YOU CAN FIND MORE INFORMATION

     This prospectus is a part of a Registration Statement on Form S-3 filed by us with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to the common stock. This prospectus does not contain all the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the Securities and Exchange Commission. For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement, including the exhibits to the registration statement and documents incorporated by reference. Statements contained in this prospectus concerning the provisions of such documents are necessarily summaries of such documents and each such statement is qualified in its entirety by reference to the copy of the applicable document filed with the Securities and Exchange Commission.

     We file periodic reports, proxy statements and other information with the Securities and Exchange Commission. Our filings are available to the public over the Internet at the Commission's web site at http://www.sec.gov. You may also inspect and copy these materials at the public reference facilities of the Securities and Exchange Commission at 450 Fifth Street, N.W., Room 1024, Judiciary Plaza, Washington, D.C. 20549. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Securities and Exchange Commission at (800) SEC-0330 for further information.

     Each holder of our common stock under the Plan will receive a copy of our annual report at the same time as we furnish the annual report to the rest of the holders of our common stock.

                      DOCUMENTS INCORPORATED BY REFERENCE

     We incorporate by reference into this prospectus the information in documents we file with the Securities and Exchange Commission, which means that we can disclose important information to you through those documents. The information incorporated by reference is an important part of this prospectus. Some information contained in this prospectus updates the information incorporated by reference and some information that we file subsequently with the SEC will automatically update this prospectus. We incorporate by reference:

     - our Annual Report on Form 10-K for the year ended December 31, 2004, filed with the SEC on March 31, 2005 including information specifically incorporated by reference into the Form 10-K from our 2005 Annual Report to Stockholders and our definitive 2005 Proxy Statement,

     - our Quarterly Reports on Form 10-Q for the three months ended March 31, 2005, filed with the SEC on May 13, 2005, for the three months ended June 30, 2005, filed with the SEC on August 12, 2005, for the three months ended September 30, 2005, filed with the SEC on November 14, 2005, and

     - the description of our capital stock which is contained in our Registration Statement on Form 10 filed on June 26, 2000.

     We also incorporate by reference any filings we make and have made with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the initial filing of the registration statement that contains this prospectus and before the time that all of the securities offered in this prospectus are sold.

     You may request, either orally or in writing, and we will provide, a copy of these filings at no cost by contacting Bruce Bone, our Executive Vice President and Chief Financial Officer, at the following address and phone number:

                           West Pointe Bancorp, Inc.
                             5701 West Main Street
                           Belleville, Illinois 62226
                                 (618) 234-5700
                             www.westpointebank.com

                              PLAN OF DISTRIBUTION

     The shares of common stock sold under the Plan are being distributed directly by us rather than through an underwriter, broker or dealer. There will be no brokerage commissions or other fees charged to Participants in connection with the purchase of shares under the Plan.

     Our stock is not traded on any exchange or listed on any market, and we do not currently intend to apply for such trading or listing. As a result, the current market price of our common stock is estimated by our board of directors based on a number of factors. See "Risk Factors -- Our board of directors will estimate the current market price of our stock" and "Description of Plan -- Question 12." There is no established public market for the common stock, and an active trading market may not develop. Holders of common stock and Participants in the Plan may have difficulty reselling their shares. We have not entered into any formal or informal arrangement with any financial intermediary or broker-dealer to engage in transactions with regard to our common stock and do not intend to do so.

                                 LEGAL MATTERS

     Certain legal matters in connection with the common stock issued under the Plan are being passed upon for the Company by Bryan Cave LLP, 211 North Broadway, Suite 3600, St. Louis, Missouri 63102.

                                    EXPERTS

     The consolidated financial statements of the Company incorporated by reference in this prospectus and elsewhere in the registration statement in the Annual Report on Form 10-K for the year ended December 31, 2004 have been examined by Crowe Chizek and Company LLC, independent registered public accounting firm, whose report is incorporated herein by reference. These consolidated financial statements are incorporated herein by reference in reliance on the report of Crowe Chizek and Company LLC given on the authority of that firm as experts in accounting and auditing.

                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Company's Articles of Incorporation provide that in case of a threatened, pending or completed action or suit by or in the right of the Company against a person who is or was a director, officer or employee of the Company or who serves or served at the Company's request as a director, officer, employee, agent, partner or trustee of another corporation, partnership, joint venture, trust or other enterprise by reason of his or her holding such a position, the Company shall indemnify such person if such person (i) is successful on the merits or otherwise or (ii) acted in good faith in the transaction which is the subject of the suit or action, and in a manner such person reasonably believed to be in, or not opposed to, the best interest of the Company. Such indemnification shall include, but shall not be limited to, the taking of any and all actions in connection with the Company's response to any tender offer or any offer or proposal of another party to engage in a Business Combination (as defined in the Articles of Incorporation of the Company) not approved by the board of directors, for expenses (including attorneys' fees but excluding amounts paid in settlement) actually and reasonably incurred by such person in connection with the defense or settlement of the action or suit. However, such person shall not be indemnified in respect of any claim, issue or matter as to which such person has been adjudged liable to the Company unless (and only to the extent that) the court in which the suit was brought shall determine, upon application, that despite the adjudication but in view of all the circumstances, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

     In case of a threatened, pending or completed suit, action or proceeding (whether civil, criminal, administrative or investigative), other than a suit by or in the right of the Company, together hereafter referred to as a nonderivative suit, against a person who is or was a director, officer or employee of the Company or who serves or served at the Company's request as a director, officer, employee, agent, partner or trustee of another corporation, partnership, joint venture, trust or other enterprise by reason of his or her holding such a position, the Company shall indemnify such person if such person
(i) is successful on the merits or otherwise, or (ii) acted in good faith in the transaction which is the subject of the nonderivative suit and in a manner such person reasonably believed to be in, or not opposed to, the best interest of the Company. Such indemnification shall include, but shall not be limited to, the taking of any and all actions in connection with the Company's response to any tender offer or any offer or proposal of another party to engage in a Business Combination (as defined in the Articles of Incorporation of the Company) not approved by the board of directors and, with respect to any criminal action or proceeding, such person had no reasonable cause to believe his conduct was unlawful, for amounts actually and reasonably incurred by such person in connection with the defense or settlement of the nonderivative suit, including, but not limited to (i) expenses (including attorneys' fees), (ii) amounts paid in settlement, (iii) judgments, and (iv) fines. The termination of a nonderivative suit by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, in itself, create a presumption that the person failed to satisfy this standard.

     A determination that the standard for derivative suits or nonderivative suits has been satisfied may be made by a court, or, except as otherwise stated, the determination may be made by: (i) a majority vote of the directors of the Company who are not parties to the action, suit or proceeding, even though less than a quorum, (ii) independent legal counsel (appointed by a majority of the disinterested directors of the Company, whether or not a quorum) in a written opinion, or (iii) the shareholders of the Company. Anyone making such a determination may determine that a person has met the standards as to some matters but not as to others and may reasonably prorate amounts to be indemnified.

     The Company may pay in advance any expenses (including attorneys' fees) which may become subject to indemnification if (i) the board of directors authorizes the specific payment and (ii) the person receiving the payment undertakes in writing to repay the same if it is ultimately determined that such person is not entitled to indemnification by the Company.

     The indemnification and advance of expenses shall not be exclusive of any other rights to which a person may be entitled by law, bylaw, agreement, vote of shareholders or disinterested directors, or otherwise.

     The indemnification provided by the Articles of Incorporation of the Company shall be deemed to be a contract between the Company and the persons entitled to indemnification thereunder, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought based in whole or in part upon any such state of facts. The indemnification and advance payment provided by the Articles of Incorporation of the Company shall continue as to a person who has ceased to hold a position qualifying him or her for indemnification and shall inure to such person's heirs, executors and administrators.

     The Company may purchase and maintain insurance on behalf of any person who holds or who has held any position qualifying him or her for indemnification against any liability incurred by such person in any such position or arising out of such person's status as such, whether or not the Company would have power to indemnify such person against such liability under its Articles of Incorporation.

     If the indemnification section of the Articles of Incorporation of the Company or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify each director, officer, employee, and agent of the Company as to costs, charges, and expenses (including attorneys' fees), judgments, fines, and amount paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative, or investigative, including an action by or in the right of the Company to the full extent permitted by any applicable portion of such section that shall not have been invalidated and to the full extent permitted by applicable law.

     The Company's Articles of Incorporation also provide that a director shall not be personally liable to the Company or its shareholders for monetary damages for breach of fiduciary duty as a director, except: (i) for any breach of the director's duty of loyalty, (ii) for acts or omissions not made in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 8.65 of the Illinois Business Corporation Act, or (iv) for any transaction from which a director derived an improper personal benefit. The Articles also provide that if the Illinois Business Corporation Act is amended after the date of filing of the Articles to further eliminate or limit the personal liability of directors, then the liability of a director of the Company shall be eliminated or limited to the fullest extent permitted by the Illinois Business Corporation Act, as so amended.

     Section 5/8.75 of the Illinois Business Corporation Act provides similar indemnification provisions to those set forth in the Company's Articles of Incorporation.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

                PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the various expenses payable by us in connection with this offering. All amounts shown except the SEC registration fee are estimates.

SEC registration fee........................................  $   130
Legal fees and expenses.....................................    5,000
Accounting fees and expenses................................    3,000
Printing and mailing expenses...............................    8,000
Miscellaneous...............................................    3,870
                                                              -------
Total.......................................................  $20,000
                                                              =======

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Company's Articles of Incorporation provide that in case of a threatened, pending or completed action or suit by or in the right of the Company against a person who is or was a director, officer or employee of the Company or who serves or served at the Company's request as a director, officer, employee, agent, partner or trustee of another corporation, partnership, joint venture, trust or other enterprise by reason of his or her holding such a position, the Company shall indemnify such person if such person (i) is successful on the merits or otherwise or (ii) acted in good faith in the transaction which is the subject of the suit or action, and in a manner such person reasonably believed to be in, or not opposed to, the best interest of the Company. Such indemnification shall include, but shall not be limited to, the taking of any and all actions in connection with the Company's response to any tender offer or any offer or proposal of another party to engage in a Business Combination (as defined in the Articles of Incorporation of the Company) not approved by the board of directors, for expenses (including attorneys' fees but excluding amounts paid in settlement) actually and reasonably incurred by such person in connection with the defense or settlement of the action or suit. However, such person shall not be indemnified in respect of any claim, issue or matter as to which such person has been adjudged liable to the Company unless (and only to the extent that) the court in which the suit was brought shall determine, upon application, that despite the adjudication but in view of all the circumstances, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

     In case of a threatened, pending or completed suit, action or proceeding (whether civil, criminal, administrative or investigative), other than a suit by or in the right of the Company, together hereafter referred to as a nonderivative suit, against a person who is or was a director, officer or employee of the Company or who serves or served at the Company's request as a director, officer, employee, agent, partner or trustee of another corporation, partnership, joint venture, trust or other enterprise by reason of his or her holding such a position, the Company shall indemnify such person if such person
(i) is successful on the merits or otherwise, or (ii) acted in good faith in the transaction which is the subject of the nonderivative suit and in a manner such person reasonably believed to be in, or not opposed to, the best interest of the Company. Such indemnification shall include, but shall not be limited to, the taking of any and all actions in connection with the Company's response to any tender offer or any offer or proposal of another party to engage in a Business Combination (as defined in the Articles of Incorporation of the Company) not approved by the board of directors and, with respect to any criminal action or proceeding, such person had no reasonable cause to believe his conduct was unlawful, for amounts actually and reasonably incurred by such person in connection with the defense or settlement of the nonderivative suit, including, but not limited to (i) expenses (including attorneys' fees), (ii) amounts paid in settlement, (iii) judgments, and (iv) fines. The termination of a nonderivative suit by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, in itself, create a presumption that the person failed to satisfy this standard.

     A determination that the standard for derivative suits or nonderivative suits has been satisfied may be made by a court, or, except as otherwise stated, the determination may be made by: (i) a majority vote of the directors of the Company who are not parties to the action, suit or proceeding, even though less than a quorum, (ii) independent legal counsel (appointed by a majority of the disinterested directors of the Company, whether or not a quorum) in a written opinion, or (iii) the shareholders of the Company. Anyone making such a determination may determine that a person has met the standards as to some matters but not as to others and may reasonably prorate amounts to be indemnified.

     The Company may pay in advance any expenses (including attorneys' fees) which may become subject to indemnification if (i) the board of directors authorizes the specific payment and (ii) the person receiving the payment undertakes in writing to repay the same if it is ultimately determined that such person is not entitled to indemnification by the Company.

     The indemnification and advance of expenses shall not be exclusive of any other rights to which a person may be entitled by law, bylaw, agreement, vote of shareholders or disinterested directors, or otherwise.

     The indemnification provided by the Articles of Incorporation of the Company shall be deemed to be a contract between the Company and the persons entitled to indemnification thereunder, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought based in whole or in part upon any such state of facts. The indemnification and advance payment provided by the Articles of Incorporation of the Company shall continue as to a person who has ceased to hold a position qualifying him or her for indemnification and shall inure to such person's heirs, executors and administrators.

     The Company may purchase and maintain insurance on behalf of any person who holds or who has held any position qualifying him or her for indemnification against any liability incurred by such person in any such position or arising out of such person's status as such, whether or not the Company would have power to indemnify such person against such liability under its Articles of Incorporation.

     If the indemnification section of the Articles of Incorporation of the Company or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify each director, officer, employee, and agent of the Company as to costs, charges, and expenses (including attorneys' fees), judgments, fines, and amount paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative, or investigative, including an action by or in the right of the Company to the full extent permitted by any applicable portion of such section that shall not have been invalidated and to the full extent permitted by applicable law.

     The Company's Articles of Incorporation also provide that a director shall not be personally liable to the Company or its shareholders for monetary damages for breach of fiduciary duty as a director, except: (i) for any breach of the director's duty of loyalty, (ii) for acts or omissions not made in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 8.65 of the Illinois Business Corporation Act, or (iv) for any transaction from which a director derived an improper personal benefit. The Articles also provide that if the Illinois Business Corporation Act is amended after the date of filing of the Articles to further eliminate or limit the personal liability of directors, then the liability of a director of the Company shall be eliminated or limited to the fullest extent permitted by the Illinois Business Corporation Act, as so amended.

     Section 5/8.75 of the Illinois Business Corporation Act provides similar indemnification provisions to those set forth in the Company's Articles of Incorporation.

ITEM 16.  EXHIBITS.

EXHIBIT NO.                          TITLE OF EXHIBIT
-----------                          ----------------
     3.1       Articles of Incorporation of West Pointe Bancorp, Inc.,
               incorporated by reference to the Company's Registration
               Statement on Form 10 (file no. 000-30505) at the
               corresponding exhibit.
     3.2       Amendment to Articles of Incorporation of West Pointe
               Bancorp, Inc., incorporated by reference to exhibit 4.2 to the Company's Registration Statement on Form S-3 (file no.
               333-68800).
     3.3       Bylaws of West Pointe Bancorp, Inc., incorporated by
               reference to the Company's Registration Statement on Form 10
               (file no. 000-30505) at the corresponding exhibit.
     5.1       Opinion of Counsel.
    23.1       Consent of Independent Registered Public Accounting Firm.
    23.2       Consent of Counsel (contained in Exhibit 5.1).
    24.1       Power of Attorney (contained on Signature Page).
    99.1       Form of Authorization Form to be used with the Plan.

ITEM 17.  UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

          1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          Provided, however, That:

             (A) Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in the reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

             (B) Paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange

        Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

             (C) Provided further, however, that paragraphs 1(i) and (1)(ii) do not apply if this registration statement is for an offering of asset-backed securities on Form S-1 or Form S-3, and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB.

          2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          4. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

             (i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

             (ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to the purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

          5. That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

             The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

             (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

             (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

             (iii) The portion of any other free writing prospectuses relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

             (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Belleville, State of Illinois, on December 22, 2005.

                                          WEST POINTE BANCORP, INC.

                                          By:  /s/ Terry W. Schaefer
                                             -----------------------------------
                                                 Terry W. Schaefer
                                          Title: Chief Executive Officer

                               POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Terry W. Schaefer and Harry E. Cruncleton, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign and execute on behalf of the undersigned any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, and does hereby ratify and confirm all that said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                    SIGNATURES                                   TITLES                      DATE
                    ----------                                   ------                      ----

/s/ Terry W. Schaefer                                  President, Chief Executive      December 22, 2005
------------------------------------------------            Officer, Director
Terry W. Schaefer


/s/ Harry E. Cruncleton                                 Chairman of the Board of       December 22, 2005
------------------------------------------------           Directors, Director
Harry E. Cruncleton


/s/ Bruce A. Bone                                    Executive Vice President, Chief   December 22, 2005
------------------------------------------------      Financial Officer (Principal
Bruce A. Bone                                            Accounting Officer and
                                                      Principal Financial Officer)


/s/ William C. Allison                                          Director               December 22, 2005
------------------------------------------------
William C. Allison


/s/ David G. Embry                                              Director               December 22, 2005
------------------------------------------------
David G. Embry


/s/ Jack B. Haydon                                              Director               December 22, 2005
------------------------------------------------
Jack B. Haydon

                    SIGNATURES                                   TITLES                      DATE
                    ----------                                   ------                      ----


/s/ Charles G. Kurrus, III                                      Director               December 22, 2005
------------------------------------------------
Charles G. Kurrus, III


/s/ Edward J. Szewczyk                                          Director               December 22, 2005
------------------------------------------------
Edward J. Szewczyk


/s/ Wayne W. Weeke                                              Director               December 22, 2005
------------------------------------------------
Wayne W. Weeke

                               INDEX TO EXHIBITS

EXHIBIT NO.                          TITLE OF EXHIBIT
-----------                          ----------------
    3.1        Articles of Incorporation of West Pointe Bancorp, Inc.,
               incorporated by reference to the Company's Registration
               Statement on Form 10 (file no. 000-30505) at the
               corresponding exhibit.
    3.2        Amendment to Articles of Incorporation of West Pointe
               Bancorp, Inc., incorporated by reference to exhibit 4.2 to the Company's Registration Statement on Form S-3 (file no.
               333-68800).
    3.3        Bylaws of West Pointe Bancorp, Inc., incorporated by
               reference to the Company's Registration Statement on Form 10
               (file no. 000-30505) at the corresponding exhibit.
    5.1        Opinion of Counsel.
   23.1        Consent of Independent Registered Public Accounting Firm.
   23.2        Consent of Counsel (contained in Exhibit 5.1).
   24.1        Power of Attorney (contained on Signature Page).
   99.1        Form of Authorization Form to be used with the Plan.